Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel Maudlin
Vice President of Finance and Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL PROVIDES CYBERSECURITY UPDATE

AND ESTIMATED THIRD QUARTER FINANCIAL IMPACT

KOKOMO, IN, July 19, 2023 – Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, provided an update today regarding the recent cybersecurity incident including the estimated quarterly financial impact.

As previously disclosed, the Company began experiencing a network outage indicative of a cybersecurity incident on June 10, 2023. Upon detection of the incident, the Company engaged third-party specialists to assist in investigating the source of the outage, determine its potential impact on the Company’s systems, and securely restore full system functionality. On June 21, 2023, less than 2 weeks after the incident began, the Company announced that all manufacturing operations were running and that the Company had substantially restored administrative, sales, financial and customer service functions. Nevertheless, during those 11 days many aspects of the Company’s production were substantially disrupted.

Based on lost production time, the Company estimates that net revenues for the quarter was impacted by roughly $18 - $20 million resulting in estimated net sales for the third quarter at $142-$145 million. The lower production level also impacted efficiency and absorption of fixed costs which compressed the gross margin percentage for the quarter and impacted earnings. Also impacting earnings are the costs related to the investigation and restoration efforts. In total, the Company currently estimates the full impact of this event to be approximately $0.40 - $0.45 on diluted earnings per share. In addition, the estimated headwind from raw material fluctuations, primarily Cobalt, lowered diluted earnings per share an additional $0.09 resulting in an estimated diluted earnings per share of $0.65 - $0.70 for the third quarter of fiscal year 2023.

“I am pleased with the team’s quick and robust response to the cyber-security incident. Our Enterprise Risk Management planning efforts related to cyber-security preparedness were activated and proved very effective,” said Mike Shor, President and Chief Executive Officer. “We have regained good momentum and expect to make up the third quarter cyber-related shortfall over the next few quarters. Our team is once again focused on continued performance improvement.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry trends and prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning the Company’s guidance and outlook for all or part of fiscal 2023 and beyond, overall volume and pricing trends, cost reduction strategies and their anticipated impact on our results, gross margin and gross margin trends, capital expenditures, demand for our products and operations, dividends and the financial impact of the recent cybersecurity incident.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Risks and uncertainties may affect the accuracy of forward-looking statements. Some, but not all, of these risks are described in Item 1A. of Part 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.